EXHIBIT 99.1

Ecosphere Technologies Reports Third Quarter 2012 Results

$24.3 Million Revenues thru Q3 2012 Compared to $12.8 Million Revenues thru Q3 2011

Key Highlights

•

Year-to-date 2012 revenues up 90% over same period 2011

•

Year-to-date IP licensing and manufacturing revenue up 212%

•

Year-to-date operating cash flow over $3 million versus $99 thousand in same period 2011

•

Third consecutive profitable quarter

•

Revenue guidance for 2012 increased by 11% from $28 million to $31 million

•

Operating income guidance for 2012 increased to over $2 million

STUART, Fla., November 8, 2012 -- Ecosphere Technologies, Inc. (OTCBB: ESPH), a water engineering, technology licensing and innovative manufacturing company, today announced financial results for the third quarter of 2012.

“We are pleased with our overall performance this quarter, and our year is tracking ahead of our original plans,” stated Charles Vinick, Chairman and CEO of Ecosphere Technologies.  “Year-to-date, our licensing and manufacturing revenue is up 212% over the same nine month period in 2011, total revenues over the same period in 2011 are up 90% from $12.8M in 2011 versus $24.3M in 2012.  Our equipment margins are up, we sustained high profitability in field services, we controlled SG&A, we posted yet another quarter of net earnings, we generated over $3M of operating cash flow, we increased our cash balance substantially, and we reduced debt yet again.”

2012 Year-to-Date Financial Results

For the nine months ending September 30, 2012, equipment and licensing sales of $17.6M grew 212% when compared to the comparable period of 2011.  Field services revenue of $6.7M was down by 7% for the first nine months of 2012 when compared to the year-earlier period in 2011.  Gross profit for the first nine months of 2012 grew 53% to $9.3M when compared to the 2011 period.  Year-to-date operating income of $2.4M is $7.3M higher than the comparable period of 2011.  Net income applicable to common shareholders was $1.2M, or $0.01 per common share.  Operating cash flow for the period was $3.0M, which compares to $0.1M in the comparable period in the prior year.

As of September 30, 2012, the Company’s cash balance was $3.6M, 77% higher than the cash balance at the start of the year.  Ecosphere reduced its debt to $1.8M as of the close of the quarter, compared to $2.4M at the start of 2012.

Third Quarter 2012 Financial Details

The Company generated revenue of $7.3M in the third quarter of 2012, consisting of $6.2M of equipment sales and licensing and $1.1M of field service revenue.  Equipment gross profit was $1.9M, and field services gross profit was $0.6M.  Selling, general and administrative expenses were $2.3M.  Operating income was $0.4M.  Net income applicable to common shareholders was $0.3M.  Operating cash flow was $2.3M.

Significant Recent Events and Achievements

•

For the third year in a row, Ecosphere was selected for recognition as a Top 50 Water Company by The Artemis Project.  The panel of judges included experts from industry leaders such as Intel, Archer Daniels Midland, IBM, Ecolab, Syngenta, McKinsey, CH2M Hill, Carollo Engineers and the Singapore Public Utilities Board.

•

The Company completed its search for a new CFO, and is in the final phase of the transition.  Ecosphere expects the new CFO candidate to start before the end of the quarter.

•

Ecosphere has now deployed 38 Ozonix units, which are serving major oil and gas operators conducting hydraulic fracturing ("fracking") operations around the United States.  Ten Ozonix EF80 units are deployed by Hydrozonix, with the balance being operated by Ecosphere Energy Services, LLC (“EES”).  Since initial deployment in 2008, the Ozonix technology has treated over two billion gallons of water at over 600 oil and natural gas well sites in the US.

2012 Financial Guidance

Based on results through Q3 2012, the Company expects to exceed its original guidance for the year.  The Company now expects full year 2012 revenue of approximately $31M, gross profit around $12M, operating expenses under $10M, operating cash flow over $3M and income from operations over $2M.

The Company anticipates that initial royalty revenue from Hydrozonix will contribute to 2013 revenue and earnings.

“Ecosphere is well-positioned to extend its leadership position in advanced oxidation process technologies for the water treatment industry,” continued Vinick.  “We control a valuable, patented technology with multiple applications in large markets.  We have an innovative business model that is IP-heavy, capital-light.  We have proven the model with an exceptionally strong partner that we believe will build a large business using our patented Ozonix technology.  We expect to initiate partnerships with a number of strong partners in new markets in the years ahead.”

Third Quarter 2012 Conference Call Details

Ecosphere will host a conference call to discuss third quarter 2012 results at 4:30 p.m. Eastern Standard Time today. Investors in the U.S. interested in participating in the live call should dial +1 (800) 946-0712 and enter passcode: 8837459. Those calling from outside the U.S. should dial +1 (719) 325-4814 and use the same passcode: 8837459. A telephone replay will be available approximately two hours after the call concludes through November 22, 2012 by dialing from the U.S. +1 (877) 870-5176, or from international locations +1 (858) 384-5517, and entering passcode: 8837459.

A simultaneous, audio-only webcast of the conference call, together with supplemental financial information and a slide presentation will be available on the Investor Relations section of the Company's website at http://ir.stockpr.com/ecospheretech/. The webcast will be archived on the website for one year.

About Ecosphere Technologies

Ecosphere Technologies, Inc. (OTCBB:ESPH) is a water engineering, technology licensing and innovative manufacturing company that develops non-chemical water treatment solutions for industrial markets throughout the world. The Company is a leader in emerging advanced oxidation processes and has an extensive portfolio of intellectual property that includes four United States (“U.S.”) patents for the Ecosphere Ozonix process. The patented Ecosphere Ozonix process is a revolutionary ozone-based advanced oxidation process that is currently being used by energy exploration companies to reduce costs, increase treatment efficiencies and eliminate liquid chemicals from wastewater treatment operations around the United States.

A recipient of Frost & Sullivan's 2012 North American Product Leadership Award in Disinfection Equipment for Shale Oil and Gas Wastewater Treatment, Ecosphere has enabled oil and gas customers to recycle and reuse over two billion gallons of water on approximately 600 oil and natural gas wells in major shale plays around the United States since 2008.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements including 2012 guidance, business growth, 2013 royalties, and partnerships in new markets.  Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include a decline in the price of natural gas, the ability of Ecosphere or a partner to expand the Ozonix technology outside of the United States, the ability to locate new partners to finance the use of our technology in other markets and our ability to reach definitive agreements with new partners, reluctance of businesses to change to new technologies, international regulations which affect hydraulic fracturing, federal or state regulations which affect hydraulic fracturing, problems that arise from the manufacturing of the Ozonix units and delays in receipt of parts from component manufacturers.

Further information on our risk factors is contained in our filings with the SEC including the Form 10-K for the year ended December 31, 2011.  Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts

Investor Relations:

Gary Dvorchak, CFA

Senior Vice President

ICR, Inc.

+1 (310) 954-1123

gary.dvorchak@icrinc.com

Press and Media Relations:

Brian Ruby

Vice President

ICR, Inc.

+1 (203) 682-8268

brian.ruby@icrinc.com

Company:

Corey McGuire

Director of Marketing

Ecosphere Technologies, Inc.

+1 (772) 287-4846

cmcguire@ecospheretech.com

Source:  Ecosphere Technologies, Inc.

Released November 8, 2012

ECOSPHERE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2012	2011
Assets	(Unaudited)
Current assets
Cash	$3,616,407	$2,043,593
Restricted cash	66,083	—
Accounts receivable	2,286,150	873,117
Inventory	524,591	408,747
Prepaid expenses and other current assets	389,489	81,850
Costs and estimated earnings in excess of billings on uncompleted contracts	89,140	—
Total current assets	6,971,860	3,407,307
Property and equipment, net	4,667,022	6,141,519
Patents, net	39,178	42,164
Deposits	22,153	22,598
Total assets	$11,700,213	$9,613,588

Liabilities, Redeemable Convertible Cumulative Preferred Stock and Equity (Deficit)
Current liabilities
Accounts payable	$1,085,323	$1,180,723
Accrued liabilities	1,013,400	1,163,504
Customer deposits	218,968	—
Convertible notes payable, net of discounts	1,166,499	370,561
Other notes payable	68,100	—
Related party notes payable	136,676	204,776
Warrant derivatives fair value	239,282	347,235
Financing and capital lease obligations	136,674	49,299
Total current liabilities	4,064,922	3,316,098
Convertible notes payable, net of discounts	—	1,366,177
Related party notes payable	—	204,299
Other notes payable	153,224	—
Financing and capital lease obligations	178,306	168,048
Restructuring reserve	19,342	119,184
Total liabilities	4,415,794	5,173,806
Redeemable convertible cumulative preferred stock
Series A - 11 shares authorized; 6 shares issued and outstanding at September 30, 2012 and December 31, 2011; $25,000 per share redemption amount plus accrued dividends	1,175,369	1,158,494
Series B - 484 shares authorized; 321 and 322 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively; $2,500 per share redemption amount plus accrued dividends	2,880,052	2,822,302
Total redeemable convertible cumulative preferred stock	4,055,421	3,980,796
Commitments and contingencies
Equity (deficit)
Ecosphere Technologies, Inc. stockholders' deficit
Common stock, $0.01 par value; 300,000,000 shares authorized; 149,480,741 and 146,262,357shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	1,494,806	1,462,622
Common stock issuable, $0.01 par value; 204,173 issuable at September 30, 2012 and December 31, 2011, respectively	2,042	720
Additional paid-in capital	107,086,143	104,804,159
Accumulated deficit	(116,313,140)	(117,576,896)
Total Ecosphere Technologies, Inc. stockholders' deficit	(7,730,149)	(11,309,395)
Noncontrolling interest in consolidated subsidiary	10,959,147	11,768,381
Total equity	3,228,998	458,986
Total liabilities, redeemable convertible cumulative preferred stock and equity (deficit)	$11,700,213	$9,613,588

ECOSPHERE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues
Equipment sales and licensing	$6,193,362	$5,645,052	$17,620,069	$5,645,052
Field services	1,133,021	2,562,279	6,692,213	7,157,463
Total revenues	7,326,383	8,207,331	24,312,282	12,802,515

Cost of revenues
Equipment sales and licensing	4,272,243	4,538,627	12,942,666	4,728,466
Field services	576,670	758,887	2,092,252	1,993,305
Total cost of revenues	4,848,913	5,297,514	15,034,918	6,721,771

Gross profit	2,477,470	2,909,817	9,277,364	6,080,744

Operating expenses
Selling, general and administrative	2,250,929	3,033,268	7,127,399	11,069,467
Gain on sale/disposal of fixed assets, net	(142,457)	—	(142,457)	—
Restructuring charge reversal	(62,000)	—	(62,000)	—
Total operating expenses	2,046,472	3,033,268	6,922,942	11,069,467

Income (loss) from operations	430,998	(123,451)	2,354,422	(4,988,723)

Other income (expense)
Interest expense	(111,261)	(148,851)	(286,602)	(460,347)
Loss on conversion, net	—	(164)	—	(94,826)
Gain from change in fair value of derivative instruments	87,724	29,421	1,729	5,533
Other, net	—	53	4,627	484
Total other expense	(23,537)	(119,541)	(280,246)	(549,156)

Net income (loss)	407,461	(242,992)	2,074,176	(5,537,879)

Preferred stock dividends	(25,687)	(25,750)	(77,125)	(77,250)

Net income (loss) applicable to common stock before allocation to noncontrolling interest	381,774	(268,742)	1,997,051	(5,615,129)

Less: net income applicable to noncontrolling interest in consolidated subsidiary	(65,789)	(1,040,156)	(810,420)	(1,353,954)

Net income (loss) applicable to Ecosphere Technologies, Inc. common stock	$315,985	$(1,308,898)	$1,186,631	$(6,969,083)

Net income (loss) per common share applicable to common stock
Basic	$0.00	$(0.01)	$0.01	$(0.05)
Diluted	$0.00	$(0.01)	$0.01	$(0.05)

Weighted average number of common shares outstanding
Basic	149,475,178	145,112,621	148,583,314	143,431,951
Diluted	156,785,475	145,112,621	160,710,823	143,431,951

ECOSPHERE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
	2012	2011
Operating Activities:
Net income (loss) applicable to Ecosphere Technologies, Inc. common stock	$1,186,631	$(6,969,083)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Preferred stock dividends	77,125	77,250
Depreciation and amortization	1,657,323	1,615,951
Gain on sale/disposal of fixed assets, net	(142,457)	—
Accretion of discount on notes payable	152,977	191,034
Loss on conversion of debt and accrued interest to common stock	—	93,732
Stock-based compensation expense	1,203,975	4,635,170
Restructuring charge reversal	(62,000)	—
Noncontrolling interest in income of consolidated subsidiary	810,420	1,353,954
Gain from change in fair value of warrant derivative liability	(1,729)	(5,533)
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,413,033)	(695,540)
(Increase) decrease in prepaid expenses and other current assets	(136,641)	94,225
Increase in costs and estimated earnings in excess of billings on uncompleted contracts	(89,140)	—
(Increase) decrease in inventory	(115,844)	199,607
Decrease (increase) in deposits	445	(5,739)
Increase in restricted cash	(41,083)	—
Decrease in accounts payable	(95,400)	(388,110)
Decrease in accrued liabilities	(150,104)	(49,675)
Decrease in restructuring reserve	(37,842)	(48,502)
Increase in customer deposits	218,968	—
Net cash provided by operating activities	3,022,591	98,741
Investing Activities:
Purchase of property and equipment	(116,487)	(581,704)
Proceeds from sale of fixed asset	206,000	—
Transfer to restricted cash	(25,000)	—
Net cash provided by (used in) investing activities	64,513	(581,704)
Financing Activities:
Proceeds from issuance of convertible notes payable and warrants	—	1,575,000
Proceeds from issuance of common stock and warrants	—	—
Proceeds from warrant and option exercises	249,300	673,664
Proceeds from warrant modifications	107,400	—
Proceeds from equipment financing	—	189,504
Distributions from EES subsidiary to noncontrolling members	(1,619,654)	—
Repayments of notes payable and insurance financing	(183,398)	(116,724)
Repayments of notes payable to related parties	—	(828,832)
Repayments of vehicle and equipment financing	(67,938)	(18,802)
Net cash (used in) provided by financing activities	(1,514,290)	1,473,810
Net increase in cash	1,572,814	990,847
Cash at beginning of year	2,043,593	46,387
Cash at end of period	$3,616,407	$1,037,234